As filed with the Securities and Exchange Commission on February 20, 2002
                                                Registration No. 333-___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 CYBERADS, INC.
                                 --------------
               (Exact name of issuer as specified in its charter)

                 Florida                                    65-1000634
                 -------                                    ----------
     (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                   Identification No.)


                 4401 North Federal Highway Boca Raton, FL 33431
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)

                             ----------------------

                         MARKETING CONSULTING AGREEMENT
                              WITH STEVEN M. KRAUSE
                            (Full title of the plan)

                             ----------------------

                         Mr. Lawrence Levinson President
                                 CYBERADS, INC.
                           4401 North Federal Highway
                              Boca Raton, FL 33431
                     (Name and address of agent for service)

                                    COPY TO:

                            James M. Schneider, Esq.
                              Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200

                                   CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                       Proposed          Proposed
                                                       maximum           maximum
                                                       offering          aggregate      Amount of
Title of securities                 Amount to be       price per         offering       registration
to be registered                    registered         share             price          fee
====================================================================================================
COMPENSATORY STOCK ISSUED TO
  SELLING SECURITYHOLDERS

Common Stock, $0.001
par value per share(1)              200,000            $1.80             $360,000       $34.00

Common Stock, $0.001
par value per share(2)              500,000            $0.60             $300,000       $28.00

Common Stock, $0.001
par value per share(2)              200,000            $0.80             $160,000       $15.00
                                                                                        ------
                                                                                        $77.00
                                                                                        ======

 -----------------
(1) Calculated in accordance with Rule 457 based upon the not less than average of the closing bid and asked prices on February 19, 2002.

(2) Calculated in accordance with Rule 457 based upon the price at which outstanding options are exercisable.

PROSPECTUS


                                 CYBERADS, INC.

                         900,000 SHARES OF COMMON STOCK


         This prospectus forms a part of a registration statement which registers an aggregate of 900,000 shares of common stock, including 700,000 shares of common stock underlying options, which are collectively referred to as the "Shares", of CyberAds, Inc. ("CyberAds", "Company", "we", "us" or "our"). The Shares have been or will be issued to Mr. Steven M. Krause, a consultant to the Company, pursuant to a Marketing Consulting Agreement dated November 29, 2001. Mr. Krause is sometimes referred to as the "selling securityholder." The selling securityholder may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales of Shares by the selling securityholder.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

                             ---------------------

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             ---------------------

         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.


                The date of this prospectus is February 20, 2002

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

         o      Registration Statement on Form SB-2 filed on December 24, 2001;

         o      Registration Statement on Form SB-2 filed on February 4, 2002;

         o Current Report on Form 8-K filed on January 29, 2002 and Amended on February 6, 2002;

         o Quarterly Report as amended on Form 10-QSB for the quarter ended September 30, 2001, filed on January 18, 2002;

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, CyberAds, Inc., 4401 North Federal Highway, Boca Raton, FL 33431.


                                   THE COMPANY

         THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

ADDITIONAL FACTORS THAT MAY AFFECT OPERATING RESULTS

         In evaluating us, the following risk factors should be considered:

                                  RISK FACTORS

WE HAVE DEPENDED HEAVILY ON OUR AGREEMENTS WITH BECK MANAGEMENT, INC., AMERICAN CELLULAR, INC. AND GT GLOBAL COMMUNICATIONS, INC. AND THESE AGREEMENTS MAY BE TERMINATED WITHOUT CAUSE OR PENALTY.

         From January 1, 2001 through the period ended September 30, 2001, we derived the majority of our revenues through agreements with Beck Management, Inc. (approximately 6%) American Cellular, Inc. (approximately 49%) and GT Global Communications, Inc (approximately 23%). These companies enable us to offer cellular telephone services and products. The agreements with American Cellular and GT Global are not for a determined length of time and may be terminated without notice or penalty. Our agreement with Beck Management is terminable upon 30 days notice without cause. If, for any reason, these agreements are terminated, our business will be detrimentally affected.

WE HAVE ONLY RECENTLY ENTERED INTO DIRECT CONTRACTUAL AGREEMENTS WITH CELLULAR PHONE CARRIERS AND HISTORICALLY HAVE RELIED ON AGREEMENTS WITH THIRD PARTIES TO ACCESS CARRIER SERVICE.

         Historically we have relied on Beck Management's, American Cellular's and GT Global's agreements with cellular phone carriers. Excluding a related party interest in American Cellular, we have no control over the relationships between these third parties and cellular phone carriers. If these relationships deteriorate, our business may be negatively affected.

OUR LIMITED OPERATING HISTORY AND RECENT CHANGE IN STRATEGY MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS.

         We were recently organized, and only recently focused our strategy on our cellular phone services. Accordingly, investors will have limited information about CyberAds with which to evaluate our business, strategies and performance and an investment in our company. We cannot assure you that our current business strategy will enable us to achieve profitable operations.

WE HAVE RECEIVED ONLY LIMITED REVENUES FROM OUR INCEPTION TO SEPTEMBER 30, 2001, HAVE HISTORICALLY LACKED WORKING CAPITAL AND HAVE INCURRED SIGNIFICANT NET LOSSES SINCE INCEPTION.

         Our total revenues for the year ended December 31, 2000 were $47,548. While our revenues have increased for the nine months ended September 30, 2001, we have incurred net losses of $976,538 during this period. From inception (April 2000) through December 31, 2000, we incurred a net loss of $613,055 and losses may continue through the fiscal year ending December 31, 2001. While we have recently received additional working capital through a third party loan and have increased revenues, we have historically lacked working capital, which is essential to the growth and development of our business.

WE FACE INTENSE COMPETITION WITHIN THE CELLULAR PHONE MARKETING AND SALES INDUSTRY FROM COMPETITORS WITH SIGNIFICANTLY MORE RESOURCES THAN OUR COMPANY.

         Our competition within the cellular phone marketing and sales industry is intense. The market for cellular phone marketing services is characterized by intense price competition. We compete with numerous well-established retailers, carriers, wholesale distributors and suppliers of cellular products and services, including AT&T, MCI/Sprint and SunCom.

DUE TO A STIPULATED FINAL JUDGMENT AND ORDER FOR PERMANENT INJUNCTION AND OTHER EQUITABLE RELIEF BY THE FEDERAL TRADE COMMISSION ENTERED INTO BY OUR CHIEF EXECUTIVE OFFICER, WE MAY BE PREVENTED FROM LISTING OUR SECURITIES ON THE NASDAQ STOCK MARKET OR OTHER EXCHANGE OR SELF- REGULATORY ORGANIZATION.

         In March 2000, Larry Levinson, two of his family members and several companies in which he was a principal, entered into a settlement with the Federal Trade Commission under which a stipulated final judgment and order for permanent injunction and other equitable relief was issued.

Under this injunction Mr. Levinson (our principal shareholder, chief executive and director), his family members, Crown Communication Concepts and Investments, Inc., Crown Communications Two, Inc., and Global Collections, Inc. agreed to individually pay fines of $210,000. In addition, they collectively agreed to forgive approximately $36,000,000 in unpaid charges for services billed. Mr. Levinson, his family members, and the companies were also prohibited from violating the Federal Trade Commission's pay-per-call rule or making misrepresentations about their audio text services or telephone billed transactions in the future.

         Crown Communications Two provided adult entertainment programs over the telephone. Consumers were charged per call made to the program and time of the overall call to the program. According to the Federal Trade Commission's complaint, Crown Communications Two charged consumers through their telephone bills for a variety of collect calls or other long distance calls that the consumers did not make. Crown Communications Two allegedly collected consumers' phone numbers using a "caller I.D." type system when consumers responded to one of Crown Communication Two's advertisements via a toll free number. According to the Federal Trade Commission, Crown Communications Two then used the "captured" number of the incoming call to insert unauthorized charges on the consumers' phone bills. The final judgement did not constitute any admission of guilt, nor an admission that any Federal Trade Commission violations were committed.

         This injunction may prevent the listing of our securities on the Nasdaq Stock Market or any other national exchange since most self regulatory organizations have the ability to deny the listing of a company's securities due to the personal history of an officer, director or principal shareholder of a company. If we are not able to list our securities on the Nasdaq or other exchange, the market for our common stock will be significantly limited, and investors may find it difficult to dispose of our common stock or find accurate market information for our securities.

OUR FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT WE WILL CONTINUE AS A GOING CONCERN AND RAISE SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN WHICH MAY DISCOURAGE INVESTORS FROM INVESTING IN US.

         The auditor's report on CyberAds' 2000 financial statements states that CyberAds has suffered losses from operations, has a cash deficiency from operations and is experiencing operating losses that raise substantial doubt about our ability to continue as a going concern. We continue to explore the possibility of raising funds through available sources which include equity and debt markets. We are not certain that we will be successful at raising funds through any sources as a result of our auditors' report in the event we are unable to generate sufficient revenues to develop and maintain operations.

THERE IS PRESENTLY A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK AND A MARKET MAY NEVER DEVELOP.

         Prior to this offering there is a limited public market for our common stock. An active public market for our securities may never exist and as a result investors may never be able to sell shares or may only be able to sell shares at a significant loss.

IT IS NOT POSSIBLE TO FORESEE ALL RISKS WHICH MAY AFFECT US. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE UNITS, INCLUDING THE RISK FACTORS DISCUSSED ABOVE.

              MARKETING CONSULTING AGREEMENT WITH STEVEN M. KRAUSE
              ----------------------------------------------------

GENERAL

         On November 29, 2001, CyberAds entered into a Marketing Consulting Agreement with Steven M. Krause. The services to be rendered by the Consultant consists of various advisory and consulting services concerning product expansion and retrenchment, marketing consulting, strategic planning, introductions to telecommunications carriers and related organizations, evaluation and survey of the Company's products and services in order to maintain market share and market penetration, and review and advice to the Company regarding its overall progress, needs and condition. At the present time, the Consultant has already introduced CyberAds to one major carrier, and additional introductions are being evaluated. The agreement commenced on November 29, 2001 and will continue for a term of 12 months unless extended. In consideration for current and prospective services, CyberAds has agreed to issue to the Consultant 200,000 shares of its common stock, options to purchase 500,000 shares of common stock exercisable at $0.60 per share for a two- year term and options to purchase 200,000 shares of common stock exercisable at $.80 per share for a two-year term.

FEDERAL INCOME TAX EFFECTS

         The following discussion applies to the issuance of the Shares and is based on federal income tax laws and regulations in effect on December 31, 2001. It does not purport to be a complete description of the federal income tax consequences of the issuance, nor does it describe the consequences of state, local or foreign tax laws which may be applicable.

         In connection with the issuance of Shares as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." In respect to the holder of options, the option holder does not recognize ordinary income generally at the date of the grant of the option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Shares to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the Shares received once the conditions to receipt of the Shares are satisfied.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of the Shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.


                         SALES BY SELLING SECURITYHOLDER

         The following table sets forth

         o         the name of the selling securityholder,

         o the amount of shares of common stock held directly or indirectly,

         o the maximum amount of shares of common stock to be offered by the selling securityholder,

         o the amount of common stock to be owned by the selling securityholder following sale of the shares of common stock, and

         o the percentage of shares of common stock to be owned by the selling securityholder following completion of such offering.


                                                                                Percentage
                                                             Shares to be       to be Owned
Name of Selling           Number of          Shares to        Owned After          After
Securityholder          Shares Owned        be Offered         Offering           Offering
---------------         ------------        ----------       ------------       -----------
Steven M. Krause          900,000            900,000             0                   _

         The Shares to be sold includes 700,000 shares of Common Stock underlying options.

                              PLAN OF DISTRIBUTION

         The Shares covered by this prospectus may be distributed from time to time by the selling securityholder in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholder in connection with sales of securities.

         The selling securityholder may sell the securities in one or more of the following methods, which may include crosses or block transactions:

         o through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time- to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by the selling securityholder to its partners or members, subject to rules relating to sales by affiliates;

        o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or

         o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling securityholder may arrange for other brokers or dealers to participate. The selling securityholder and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of the selling securityholder, to the extent required, a prospectus is to delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling securityholder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling securityholder that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have also told the selling securityholder of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

         Sales of securities by us and the selling securityholder or even the potential of these sales may have a negative effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value per share and 5,000,000 shares of blank check preferred stock, $.001 par value. No shares of preferred stock are outstanding. As of December 31, 2001, there are 13,584,777 shares of common stock issued and outstanding, which are held of record by approximately 38 holders. As of the date of this prospectus, there are 625,000 shares of preferred stock outstanding held by one shareholder.

COMMON STOCK

         Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are, and the shares underlying all option and warrants will be, duly authorized, validly issued, fully paid an non- assessable upon our issuance of these shares.

PREFERRED STOCK

         We are authorized to issue up to 5,000,000 shares of preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions as are determined by our board of directors. We have issued 625,000 shares of Series A preferred stock as of the date of this registration statement.

TRANSFER AGENT AND REGISTRAR

         The transfer agent for our common stock is Florida Atlantic Stock Transfer, Inc. Its address is 7130 Nob Hill Road, Tamarac, Florida 33321, and its telephone number is (954) 726-4954.

REPORTS TO SECURITY HOLDERS

         We intend to furnish our stockholders with annual reports containing audited financial statements. We may disseminate such other unaudited interim reports to security holders as we deem appropriate.

                                  LEGAL MATTERS

         The validity of the securities offered under the options described in this registration statement will be passed upon for us by Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301. That firm owns 50,000 shares of common stock and options to purchase 50,000 shares of common stock.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2000, and for the year ended December 31, 2000, incorporated by reference in this prospectus and registration statement have been audited by Weinberg & Company, P.A., independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of Weinberg & Company, P.A. as experts in auditing and accounting.

                                 INDEMNIFICATION

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and

Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

         The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
-------  ---------------------------------------

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         o       Registration Statement on Form SB-2 filed on December 24, 2001;

         o       Registration Statement on Form SB-2 filed on February 4, 2002;

         o Current Report on Form 8-K filed on January 29, 2002 and Amended on February 6, 2002;

         o Quarterly Report as amended on Form 10-QSB for the quarter ended September 30, 2001, filed on January 18, 2002;

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, CyberAds, Inc., 4401 North Federal Highway, Boca Raton, FL 33431.

ITEM 4.  DESCRIPTION OF SECURITIES
-------  -------------------------

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
-------  --------------------------------------

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
-------  -----------------------------------------

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

         The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
-------  -----------------------------------

         Inasmuch as the recipient of the Shares was knowledgeable and sophisticated, had access to relevant information pertaining to Sense and had the ability to fend for himself, the issuance was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) of that act.

ITEM 8.  EXHIBITS
-------  --------

  5.1 Opinion of Atlas Pearlman, P.A. as to the legality of the issuance of the securities
 10.1    Marketing Consulting Agreement with Steven M. Krause
 23.1    Consent of Independent Certified Public Accountants.
 23.2 Consent of Atlas Pearlman, P.A. is included in their opinion referred to in Exhibit 5.1 above.
--------------------
*        Filed herewith.

ITEM 9.  UNDERTAKINGS
-------  ------------

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or n the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on February 20, 2002.

                                                  CYBERADS, INC.


                                                  By: /s/ Lawrence Levinson
                                                  -------------------------
                                                  Lawrence Levinson
                                                  Chairman, Principal Executive
                                                  Officer, Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                 TITLE                                      DATE
        ---------                                 -----                                      ----
/s/ Lawrence Levinson                       Chairman of the Board,                      February 19, 2002
---------------------                       Principal Executive Officer
Lawrence Levinson


/s/ Robert B. Kline                         President, Principal                        February 19, 2002
--------------------                        Accounting and Financial
Robert B. Kline                             Officer, Treasurer, Director



/s/ Robert Modansky                         Director                                    February 19, 2002
-------------------
Robert Modansky


/s/ Michael Zimmerman                       Director                                    February 19, 2002
---------------------
Michael Zimmerman